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                                                                    EXHIBIT 10.6

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
 ACT OF 1933, AS AMENDED (THE "ACT"), AND IS A "RESTRICTED SECURITY" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE NOTE MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144 OR ANOTHER EXEMPTION FROM THE ACT.

                           PRINCETON VIDEO IMAGE, INC.
                           CONVERTIBLE PROMISSORY NOTE

$650,000                                               Lawrenceville, New Jersey
                                                                   April 7, 2003

         1. Obligation. Princeton Video Image, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Presencia en Medios, S.A. de C.V., a Mexican corporation ("Payee"), the principal sum of Six Hundred Fifty Thousand Dollars ($650,000), plus interest at the rate specified herein. The unpaid principal from time to time outstanding shall bear interest prior to maturity at an annual rate of interest equal to 10% per annum. Interest hereon shall be compounded semi-annually based on the actual number of days elapsed from April 7, 2003.

         2. Maturity Date. The unpaid principal balance of this Convertible Note and all accrued interest thereon (together, the "Convertible Debt") shall be due and payable in arrears in full on July 31, 2003 or, at the option of Payee, such later date on or before July 31, 2005 as Payee shall specify in writing to Maker on or before June 30, 2003 (either date, the "Maturity Date").

         3.       Conversion.

                  (a) By Payee. Upon the terms set forth in this Section 3(a), Payee shall have the right, at its option, at any time prior to Maker's repayment of this Convertible Note, to convert the Convertible Debt, in whole or in part, into the number of fully paid and nonassessable shares of Maker's common stock equal to the quotient obtained by dividing the Convertible Debt by the Conversion Price (as defined below). Payee may exercise the conversion right pursuant to Section 3(a) by delivering to Maker, at the address set forth below, written notice stating that Payee elects to convert the Convertible Debt and stating the name or names (with address) in which the certificate or certificates for the shares of common stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the "Effective Date"). As promptly as practicable thereafter, Maker shall issue and deliver to Payee, to the place designated by Payee, a certificate or certificates for the number of full shares of common stock to which Payee is entitled and cash in payment of the portion of the Convertible Debt represented by any fractional interest in a share of common stock and a new convertible promissory note representing any portion of this Convertible Note not so converted. The person in whose name the certificate or certificates for common stock are to be issued shall

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be deemed to have become a holder of record of such common stock on the
Effective Date unless the transfer books of Maker are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Effective Date. As promptly as practicable following the Effective Date, and upon receipt of a new convertible note, if applicable, Payee shall deliver to Maker this Convertible Note marked "Cancelled", provided, however, that this Convertible Note shall be deemed cancelled and the Convertible Debt shall cease to be outstanding as of the Effective Date, whether or not this Convertible Note has been actually delivered to Maker.

                  (b)      Conversion Price; Adjustment.

                           (i)      As used herein, prior to the consummation of
the first New Financing (as hereinafter defined) following the issuance hereof, "Conversion Price" shall mean $.75 and following the consummation of such New Financing, "Conversion Price" shall mean $2.50, in each case as adjusted from time to time pursuant to the provisions hereof.

                           (ii)     Upon the happening of an Extraordinary
Common Stock Event (as hereinafter defined), the Conversion Price then in effect shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of common stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Price. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any subsequent Extraordinary Common Stock Event or Events. As used herein, the term "Extraordinary Common Stock Event" shall mean (A) a subdivision of outstanding shares of common stock into a greater number of shares of common stock (i.e., a stock split), (B) a combination of outstanding shares of common stock into a smaller number of shares of common stock (i.e., a reverse stock split) or (C) the payment of a dividend in shares of common stock.

                  (c) Capital Reorganization or Merger. In the event of any capital reorganization of Maker, any reclassification of the stock of Maker (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of Maker, the Convertible Debt shall, after such reorganization, reclassification, consolidation, or merger, be convertible into the kind and number of shares of stock or other securities or property of Maker or of the entity resulting from such consolidation or surviving such merger to which Payee would have been entitled had the Convertible Debt been converted (immediately prior to the time of such reorganization, reclassification, consolidation or merger). The provisions of this Section 3(c) shall similarly apply to successive, reorganizations, reclassifications, consolidations or mergers. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(c) with respect to the rights of Payee after the capital reorganization to the end that the provisions of this Section 3(c) (including adjustment of the Conversion Price

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then in effect and the number of shares issuable upon conversion of the
Convertible Debt) shall be applicable after that event and be as nearly equivalent as practicable.

                  (d) New Financing. Notwithstanding anything to the contrary contained herein, in the event that Maker sells (a "New Financing") any security (equity, debt or otherwise) of Maker (a "New Security") at any time while this Convertible Note is outstanding, the Convertible Debt shall, after such New Financing, be convertible, at the option of Payee, into the kind and number of shares of the New Security, on such terms and conditions (including any warrants or other consideration received by the purchasers in the New Financing) as the New Security is sold in the New Financing, subject to all of the terms of the New Financing; provided, however, that if the New Security is common stock of Maker or a security convertible into such common stock, the price per share of common stock (within the meaning of the rules of the Nasdaq Stock Market or such other market, exchange or automated quotation system on which Maker's common stock is then listed or trading as the case may be) at which the Convertible Debt may be converted into the New Security shall not be less than $0.38 (the "Minimum Conversion Price"). The price of a New Security shall be determined on the basis of an appropriate allocation of consideration paid by the purchasers of such New Security between the New Security and other benefits, if any (as such allocation is determined and reported in Maker's financial statements in consultation with Maker's outside auditors). Without the consent of Payee, Maker shall not consummate any New Financing regarding a New Security that is common stock of Maker or a security convertible into common stock of Maker for less than the Minimum Conversion Price. If Maker consummates more than one New Financing during the period that this Convertible Note is outstanding, Payee shall have the right to convert the Convertible Debt under the terms of any such New Financings at any time (even if later New Financings were done on different terms or prices). Notwithstanding anything to the contrary contained herein, as used herein, the term "New Financing" shall not include the sale or transfer of securities (i) designated by vote of Maker's board of directors to Maker's employees, consultants, vendors or others in exchange for services rendered in the ordinary course of business, (ii) as a result of any stock split, stock dividend, or reclassification of Maker's common stock, distributed on a pro rata basis to all holders of Maker's common stock,
(iii) as a result of a merger, consolidation or reorganization approved by Maker's board of directors, or (iv) in an amount not to exceed, with respect to all issuances in connection with Strategic Transactions (as hereinafter defined), an aggregate of 500,000 shares of common stock, including shares of common stock issuable upon the conversion of other securities, issued as a commercially reasonable inducement to enter into a Strategic Transaction. The conversion rights set forth in this Section 3(d) are in addition to, and not in substitution for, the rights set forth in Section 3(a). As used herein, "Strategic Transaction" shall mean a transaction the main purpose of which, as determined by Maker's Board of Directors, is to generate material sales revenue for Maker (and not for the purpose of raising equity or other financing).

                  (e)      Notice.

                           (i)      If Maker shall propose to take any action of
the types described in Sections 3(b) or 3(c) above, Maker shall give notice to Payee which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to

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indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Convertible Debt. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                           (ii)     If Maker shall propose to enter into a New
Financing as described in Section 3(d) above, Maker shall give notice to Payee which shall specify the terms and conditions of such New Financing including, without limitation, the number, kind or class of shares or other securities or property which shall be deliverable or purchasable in the New Financing, the nature of the transfer, the sale price and the type of consideration to be paid. Such notice shall be given at least ten (10) days prior to the closing of the New Financing; provided, however, that the failure to give such notice, or any defect therein, shall not delay such closing or affect the legality or validity of the actions taken at such closing.

                  (f) Reservation of Common Stock and New Securities. Maker shall reserve, and at all times from and after the date hereof keep reserved, free from preemptive rights, out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the Convertible Debt, sufficient number of shares of common stock to provide for the conversion of the Convertible Debt pursuant to Section 3(a) hereof. Following the consummation of any New Financing, Maker shall reserve, and at all times from and after the date thereof keep reserved, free from preemptive rights, out of its authorized but unissued shares of the applicable New Security, solely for the purpose of effecting the conversion of the Convertible Debt, sufficient number of shares of such New Security to provide for the conversion of the Convertible Debt pursuant to Section 3(d) hereof.

         4. Prepayment. Maker may prepay the Convertible Debt, in whole or in part, without premium or penalty of any kind, at any time; provided, however, that Maker gives Payee thirty (30) days prior notice of its intent to prepay and Payee shall retain the option to convert the Convertible Debt in accordance with
Section 3 during such thirty (30) day period. Such prepayments shall be applied to principal or interest at the election of Maker.

         5.       Event of Default.

                  (a) The occurrence of any of the following (whatever the reason for such occurrence and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any government body) shall constitute an "Event of Default" under this Convertible Note:

                           (i)      Maker fails to pay any or all of the
Convertible Debt on the Maturity Date;

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                           (ii)     Maker fails to comply with any provision of
this Convertible Note, the Note Purchase and Security Agreement, dated February 18, 2003, by and among Payee, PVI Holding, LLC ("Holding"), as creditor and collateral agent, and Maker, as amended by the Amendment to Note Purchase and Security Agreement among the parties thereto dated March 20, 2003 (as so amended, the "Note Purchase Agreement"), or the Note Purchase and Security Agreement, dated June 25, 2002, between Maker and Holding (the "June Note Purchase Agreement") and such failure is not cured within thirty (30) days of notice of such breach, provided that if such failure cannot reasonably be cured within such thirty (30) days period, such period shall be extended for thirty
(30) days so long as Maker is diligently pursuing a cure;

                           (iii)    Maker commences any voluntary proceeding
under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect; or Maker is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or Maker petitions or applies for, acquiesces in, or consent to, the appointment of any receiver or trustee of Maker or for all or substantially all of its property or assets; or Maker makes an assignment for the benefit of its creditors; or Maker admits in writing its inability to pay its debts as they mature;

                           (iv)     There is commenced against Maker any
proceeding relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and the proceeding remains undismissed for a period of sixty (60) days or Maker by any act indicates its consent to, approval of, or acquiescence in, the proceeding; or a receiver or trustee is appointed for Maker or for all or substantially all of its property or assets, and the receivership or trusteeship remains undischarged for sixty (60) days; or

                           (v)      An Event of Default (as defined therein)
occurs under the amended and restated convertible promissory note issued by Maker on February 18, 2003 to Holding, the convertible promissory notes issued by Maker to Payee on February 18, 2003 and March 20, 2003, or any other convertible promissory note issued by Maker pursuant to the June Note Purchase Agreement or the Note Purchase Agreement.

                  (b) Except as provided for in the intercreditor agreement, dated as of February 18, 2003, between Payee and Holding (the "Intercreditor Agreement"), upon an Event of Default (other than an Event of Default specified in clause (iii) or (iv) above) Payee may, at Payee's option and without notice, declare all of the Convertible Debt to be due and payable immediately. Upon an Event of Default specified in clause (iii) or (iv) above, the Convertible Debt shall become automatically due and payable immediately without notice or other action on the part of Payee. Except as provided for in the Intercreditor Agreement, Payee may waive any default before or after it occurs and may restore this Convertible Note in full effect without impairing the right to declare it due for a subsequent default.

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         6.       Waiver of Presentment and Notice of Dishonor. Maker and all
others who may at any time be liable hereon in any capacity, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of protest, protest of this Convertible Note and other notices of any kind.

         7. Taxes and Expenses. Maker shall pay any and all taxes, duties, fees and other costs arising out of enforcing or converting this Convertible Note or that may be payable in respect of any issuance or delivery of shares of common stock or other securities issued or delivered upon conversion of this Convertible Note.

         8. Transfer. Subject to its compliance with applicable laws, Payee shall be able to offer, sell, contract to sell or otherwise dispose of this Convertible Note in full but not in part, provided, that the transferee agrees to be bound by the terms contained herein and in the Intercreditor Agreement and provided further, that Payee simultaneously transfers to the transferee any other convertible promissory note of Maker issued to Payee by Maker pursuant to the Note Purchase Agreement. In the event of the transfer of this Convertible Note, the term "Payee" as used herein shall refer to the transferee or the original Payee as the context requires.

         9. Amendment. Subject to the terms of the Intercreditor Agreement, this Convertible Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought.

         10. Related Agreements. This Convertible Note is subject and entitled to all of the terms and conditions set forth in the Note Purchase Agreement and in the Intercreditor Agreement.

         11. Governing Law. The validity, interpretation and enforcement of this Convertible Note, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

         12. Notices. All notices or other communications in connection with this Convertible Note shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via commercial courier or telecopier, directed, as follows or to such other address as a party may designate by notice:

                  (a)      If to Payee:

                           Presencia en Medios, S.A. de C.V.
                           Palmas # 735-206
                           Mexico DF 11000
                           Attn: Eduardo Sitt

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                           With a copy (which shall not constitute notice) to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, NY 10004
                           Facsimile: 212-859-4000
                           Attn: Joseph A. Stern, Esq.

                  (b)      If to Maker:

                           Princeton Video Image, Inc.
                           15 Princess Road
                           Lawrenceville, N.J. 08648
                           Attn: President
                           Facsimile: (609) 912-0044

                           With a copy (which shall not constitute notice) to:

                           Smith, Stratton, Wise, Heher & Brennan, LLP
                           600 College Road East
                           Princeton, New Jersey 08540
                           Attn: Richard J. Pinto, Esq.
                           Facsimile: (609) 987-6651

         Each party may, by notice to the other, change the address at which notices or other communications are to be given to it.

                                    * * * * *

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         IN WITNESS WHEREOF, Maker has caused this Convertible Note to be executed in its corporate name by the signature of its duly authorized officer.

                                             PRINCETON VIDEO IMAGE, INC.

                                             By: /s/ James Green
                                                 -------------------------------

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